UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2025

Permex Petroleum Corporation

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-41558	98-1384682
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Post Oak Blvd, 2 Blvd Place, Suite 600 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(346) 245-8981

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2025, Gregory Montgomery, the Chief Financial Officer of Permex Petroleum Corp. (the “Company”), informed the Company that he was resigning, effective immediately, from, his positions as the Company’s Chief Financial Officer and Corporate Secretary. Bradley Taillon, the Company’s President and Chief Executive Officer, has been appointed to serve as the Company’s Interim Chief Financial Officer and Corporate Secretary, effective May 8, 2025, until a permanent replacement is found.

Mr. Taillon has extensive experience in the junior oil & gas industry. Mr. Taillon has served as the Company’s President and Chief Executive Officer since April 29. 2024 and as a director on the Company’s board of directors since June 12, 2024. Prior to his appointment as the Company’s President and Chief Executive Officer, Mr. Taillon served as the Company’s Vice President Finance from March 15, 2024 to April 28, 2024. Prior to joining the Company, he served as Vice President of Finance and Investor Relations from April 2022 to December 2023 at Ruckus Energy, LLC, a private Permian Basin focused junior oil & gas company. Previous to serving in this position at Ruckus Energy, Mr. Taillon served as Business Development Manager and Senior Landman at Ruckus Energy from November 2020 to April 2022 and November 2019 to October 2020, respectively. Mr. Taillon also served from March 2017 to May 2018 as an A&D Analyst at Lilis Energy, Inc. (NYSE: LLEX), a US publicly listed junior oil & gas company also focused on the Permian Basin, where he helped contribute to Lilis’ success of more than doubling its acreage position in the Delaware Basin. Mr. Taillon holds a Bachelor of Business Administration in International Economics and an MBA in International Finance from Fort Hays State University. He is also a Registered Professional Landman with the AAPL.

There are no family relationships between Mr. Taillon and any of our directors or executive officers. Except as set forth herein, there is no arrangement or understanding between Mr. Taillon and any other persons pursuant to which Mr. Taillon was appointed as Interim Chief Financial officer of the Company. There are no related party transactions involving Mr. Taillon that are reportable under Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On May 8, 2025, the Company issued a press release announcing the departure of Gregory Montgomery as Chief Financial Officer and Corporate Secretary of the Company and the appointment of Mr. Taillon as Interim Chief Financial Officer and Corporate Secretary of the Company, as well as an update on the Company’s operations. A copy of the press release is attached hereto as Exhibit 99.1.

 Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release dated May 8, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Permex Petroleum Corporation

May 8, 2025	By:	/s/ Bradley Taillon
Bradley Taillon
Chief Executive Officer

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